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                                                                    EXHIBIT 99.3

                        NORTH FORK BANCORPORATION, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               FEBRUARY 11, 2000

The undersigned stockholder(s) of North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), hereby appoint(s) Linda Bishop, and Kathleen H. Martin, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of "North Fork" that the undersigned is entitled to vote at the Special Meeting of Stockholders of "North Fork" to be held at the Melville Marriott, 1350 Old Walt Whitman Road, Melville, New York 11747 at 10:00 a.m. on Friday, February 11, 2000, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present.

     PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND
                RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

This proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR proposal 1 and 2, and in the discretion of the proxies on such other matters as may properly come before the special meeting or any adjournments or postponements thereof to the extent permitted under applicable law.

                                                           SEE REVERSE SIDE
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
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 AND
2.

1. To consider and vote upon a proposal to approve and adopt       Receipt of the Notice of Special
   the Amended and Restated Agreement and Plan of Merger,          Meeting of Stockholders and
   dated as of August 16, 1999, by and between JSB                 accompanying Proxy Statement-
   Financial, Inc. and North Fork, including the related           Prospectus is hereby acknowledged.
   issuance of North Fork common stock, as more fully              NOTE: Please sign exactly as your
   described in the enclosed joint proxy                           name appears on this proxy. Joint
   statement-prospectus;                                           owners should each sign
                                                                   personally. If signing as
            FOR              AGAINST              ABSTAIN          attorney, executor, administrator,
            [ ]                 [ ]                    [ ]         trustee or guardian, please
2. To consider and vote upon a proposal to amend the North         include your full title. Corporate
   Fork's certificate of incorporation to increase the             proxies should be signed by an
   number of authorized shares of North Fork common stock          authorized officer.
   from 200 million to 500 million and to reduce the par           ----------------------------------
   value of North Fork's common stock from $2.50 per share         ----------------------------------
   to $0.01 per share, as more fully described in the              Signature(s)                  Date
   enclosed joint proxy statement-prospectus; and
            FOR              AGAINST              ABSTAIN
            [ ]                 [ ]                    [ ]
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                     [NORTH FORK BANCORPORATION, INC. LOGO]

            NORTH FORK BANCORPORATION, INC. NOW OFFERS PHONE VOTING
                         24 HOURS A DAY, 7 DAYS A WEEK

On a touch-tone phone call toll-free 1-877 PRX-VOTE (1-877-779-8683) (outside the US and Canada, call 201-536-8073). You will hear these instructions:

     - Enter the last four digits from your social security number.

     - Enter the control number from the box above; just below the perforation.

     - Follow the simple recorded instructions.

     - Your vote will be repeated to you and you will be asked to confirm it.